                                                      Registration No. 333-_____

     As filed with the Securities and Exchange Commission on August 28, 2002

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                 ----------------------------------------------

                               724 SOLUTIONS INC.
             (Exact name of Registrant as Specified in Its Charter)

                 ----------------------------------------------


        ONTARIO                                             N/A
(State of Incorporation)                    (I.R.S. Employer Identification No.)


                         10 YORK MILLS ROAD, THIRD FLOOR
                            TORONTO, ONTARIO M2P 2G4
          (Address of Principal Executive Offices, Including Zip Code)

                   AMENDED AND RESTATED 2000 STOCK OPTION PLAN
                 ----------------------------------------------

                            (Full Title of the Plan)

                                  KAREN BASIAN
                             CHIEF FINANCIAL OFFICER
                               724 SOLUTIONS INC.
                         10 YORK MILLS ROAD, THIRD FLOOR
                            TORONTO, ONTARIO M2P 2G4
                                 (416) 226-2900
                 ----------------------------------------------

            (Name, Address and Telephone Number, Including Area Code,
                              of Agent for Service)

                                   Copies to:
                            ROBERT S. TOWNSEND, ESQ.
                             LLOYD S. HARMETZ, ESQ.
                             MORRISON & FOERSTER LLP
                                425 MARKET STREET
                         SAN FRANCISCO, CALIFORNIA 94104
                                 (415) 268-7000
               --------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================
  Title of                     Proposed           Proposed
 Securities      Amount         Maximum            Maximum            Amount of
   to be          to be     Offering Price    Aggregate Offering    Registration
Registered     Registered      Per Share            Price                Fee
--------------------------------------------------------------------------------
Common Shares,
no par value
per share      6,700,000         $0.52        $3,484,000.00 (1)        $320.53
================================================================================

(1) Calculated solely for purposes of this offering under Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low price per share of the Registrant's common shares on the Nasdaq National Market on August 22, 2002.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


[Explanatory Note: Pursuant to General Instruction E. to Form S-8, this Registration Statement incorporates by reference the information with respect to the Registrant and the Registrant's Amended and Restated 2000 Option Plan that is set forth in the Registrant's Registration Statement on Form S-8 (File No. 333-42142) filed on July 24, 2000. The Registrant has amended this plan to increase the number of its common shares available for issuance thereunder.]


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant, 724 Solutions Inc., a corporation organized under the laws of the Ontario (the "Corporation" or the "Registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement.

         (a) The Registrant's Annual Report on Form 10-K filed with the Commission on March 29, 2002;

         (b) The Registrant's Form 10-Q filed with the Commission on May 15,
         2002;

         (c) The Registrant's Form 10-Q filed with the Commission on August 15, 2002; and

         (d) the description of the Common Shares contained in the Registrant's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on January 26, 2000, including any amendment or report filed for the purpose of updating such information.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1 Articles of the Corporation (incorporated by reference to the Corporation's Registration Statement on Form F-1 (file No. 333-90143).

         4.2 By-Laws of the Corporation (incorporated by reference to the Corporation's Registration Statement on Form F-1 (file No. 333-90143).

         5.1      Legal Opinion of Ogilvy Renault.

         23.1     Consent of Ogilvy Renault (contained in Exhibit 5.1 hereto).

         23.2     Consent of KPMG LLP.

         24.1     Power of Attorney (included in signature pages hereto).

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act, that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at such time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, Texas, on this 28th day of August, 2002.

                                     724 SOLUTIONS INC.

                                     By  /s/ John Sims
                                         ---------------------------------
                                         John Sims
                                         Chief Executive Officer




                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes John Sims, Gregory Wolfond and Karen Basian, severally, such person's true and lawful attorneys-in-fact, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this registration statement, and to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                 TITLES                         DATE
---------                                 ------                         ----
/s/ John Sims                 Chief Executive Officer and Director   August 28, 2002
---------------------------       (Principal Executive Officer)
John Sims


/s/ Karen Basian                    Chief Financial Officer          August 28, 2002
---------------------------    (Principal Financial and Accounting
Karen Basian                               Officer)


/s/ Christopher E. Erickson
---------------------------  Executive Vice-President and Managing   August 28, 2002
Christopher E. Erickson          Director EMEA and Director

SIGNATURE                              TITLES                        DATE
---------                              ------                        ----
/s/ Gregory Wolfond
-----------------------               Director                   August 28, 2002
Gregory Wolfond


/s/ Lloyd F. Darlington
-----------------------               Director                   August 28, 2002
Lloyd F. Darlington


-----------------------               Director                   August   , 2002
James D. Dixon


/s/ Barry J. Reiter
-----------------------               Director                   August 28, 2002
Barry J. Reiter


/s/ Holger Kluge
-----------------------               Director                   August 28, 2002
Holger Kluge


/s/ Joseph Aragona
-----------------------               Director                   August 28, 2002
Joseph Aragona



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